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                                                                     Exhibit 2.1

                                                                  EXECUTION COPY

                            STOCK PURCHASE AGREEMENT

     This STOCK PURCHASE AGREEMENT (this "Agreement") dated as of December 31, 2002 ("Effective Date") by and between CLEARBLUE TECHNOLOGIES, INC. (the "Company"), a Delaware corporation, and NAVISITE, INC., a Delaware corporation (the "Purchaser").

                              W I T N E S S E T H :

     WHEREAS, the Company wishes to sell, and the Purchaser wishes to purchase, all of the issued and outstanding stock (the "CBTM Shares") of ClearBlue Technologies Management, Inc. ("CBTM") upon the terms and subject to the conditions of this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

                          ARTICLE 1 PURCHASE AND SALE

     A. Purchase of CBTM Shares. Subject to and upon the terms and conditions of this Agreement, at the Closing (as hereafter defined) the Company shall sell, transfer, convey, assign and deliver to the Purchaser, and the Purchaser shall purchase, acquire and accept from the Company, all the right, title and interest in, to and under the CBTM Shares owned by the Company on the Closing Date (as hereafter defined). At the Closing, the Company shall deliver to the Purchaser certificates evidencing the CBTM Shares owned by the Company duly endorsed in blank or with stock powers duly executed by the Company.

     B. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place simultaneously with the execution and delivery of this Agreement at 10:00 A.M. on the date hereof, at the offices of the NaviSite, 400 Minuteman Road, Andover, MA or by the exchange of documents and instruments by mail, courier, telecopy and transfer agent's actions to the extent mutually acceptable to the parties hereto (such date is herein referred to as the "Closing Date").

     C. Actions at the Closing. At the Closing, (a) the Company shall deliver the certificates for the CBTM Shares to the Purchaser, duly endorsed for transfer, and (b) the Purchaser shall deliver a certificate for the NaviSite Shares (as hereafter defined) to the Company.

     D. Purchase Price. In consideration for the CBTM Shares, at the Closing the Purchaser shall issue 8,519,676 shares of Purchaser Common Stock (the "NaviSite Shares") to the Company, representing the purchase price for the CBTM Shares (the "Purchase Price").

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                         ARTICLE 2 CONDITIONS PRECEDENT

     Unless, at the Closing, each of the following conditions is either satisfied, or waived by Purchaser or the Company in writing, the Purchaser or the Company shall not be obligated to effect the transactions contemplated by this Agreement:

     A. Representations and Warranties. The representations and warranties contained herein will be true and correct in all material respects at and as of the Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein.

     B. Officer Certificates. Purchaser and Company shall furnish to each other at or prior to Closing a certificate dated as of the date of Closing signed by an officer of such party authorized to execute such certificate to the effect that all of the conditions set forth in this Agreement have been satisfied in all material respects as to such party.

     C. Third Party Consents. Any and all consents, approvals and authorizations that may be required by the Purchaser or the Company from lenders and others for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been obtained by that party in form and substance satisfactory to the other party.

     D. Proceedings. All corporate and other proceedings taken or required to be taken by the Purchaser and the Company in connection with the transactions contemplated hereby to be consummated at or prior to the Closing shall have been taken and all documents incident thereto will be reasonably satisfactory in form and substance to the other party and its counsel and such party shall have received copies of all such documents and other evidences as it or its counsel reasonably requested in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith. The Purchaser and the Company shall have delivered to the other parties a copy of each party's resolutions of the Board of Directors of such party authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, certified by an officer of such party as of the Closing Date.

     E. Certified Corporate Documents. The Purchaser and the Company shall furnish to the other party prior to or at the Closing certified copies of each party's Articles of Incorporation and Bylaws, each as in effect at the Closing, and the Company shall cause CBTM to furnish to the Purchaser prior to or at the Closing certified copies of CBTM's Articles of Incorporation and Bylaws, each as in effect at the Closing.

     F. Resignation of Directors. At the Closing, there shall have been delivered to the Purchaser the written resignations, effective on or before the Closing of each director of CBTM.

     G. Corporate Records. At or before the Closing, the Company shall cause CBTM to deliver to the Purchaser such of CBTM's stock books, stock ledgers, minute books, corporate seal, copies of tax returns, personnel files and books, records, accounts, ledgers and files of CBTM relating to its business as the Purchaser shall reasonably request provided that the Purchaser shall allow the Company access and/or copies of such materials upon reasonable notice.


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     H. Fairness Opinion. The Purchaser shall have received a fairness opinion from Kaufman Bros. in a form satisfactory to it.

            ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     As a material inducement to the Purchaser to enter into this Agreement the Company and CBTM jointly and severally represent and warrant to the Purchaser as follows as of the Effective Date and as of the Closing Date:

     A. Organization and Corporate Power. The Company and CBTM are corporations duly incorporated, validly existing and in good standing under the laws of the State of Delaware has full corporate power and authority to own its properties and to carry on its business as now conducted and presently proposed to be conducted. The Company shall have delivered to the Purchaser a copy of the resolutions of its Board of Directors, authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, certified by its Secretary. The Purchaser has been supplied with true and accurate copies of the Certificate of Incorporation, as amended, and Bylaws for CBTM.

     B. Ownership of Shares. The CBTM Shares set forth on Schedule 1B constitute all of the issued and outstanding capital stock of all classes and series or other equity of CBTM. The Company is the legal and beneficial owner of all the CBTM Shares; and the Company now has and will at the Closing have the full right, power and authority to sell and transfer the CBTM Shares set forth in
Schedule 1B hereto to Purchaser, free and clear of any lien, encumbrance, option, charge, equity or restriction whatsoever other than restrictions under the Securities Act of 1933, as amended (the "Act"), and the restrictions reflected in a legend on the certificate representing the CBTM shares. The CBTM Shares when originally issued were duly authorized, validly issued, fully-paid and non-assessable. There are no warrants, options or other rights, vested or unvested, to purchase, sell or deliver any of the CBTM Shares to any third party. There are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments to subscribe for or purchase the CBTM Shares or any other shares of stock or other securities of CBTM, or obligating CBTM to issue or to transfer, split-up or reclassify any additional shares of CBTM capital stock of any class or any other securities of CBTM. There are no obligations, duties, agreements or other instruments binding on the Company or CBTM which would require or authorize the sale, delivery or issuance of any stock, ownership or equity in CBTM or payment of a dividend thereon at any time or in any event.

     C. Authorization. The execution, delivery and performance of this Agreement have been duly authorized by all requisite corporate action of the Company. The Company has all requisite corporate authority to perform all of its obligations under this Agreement. This Agreement constitutes a valid and binding obligation of the Company enforceable by Purchaser in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganizations and other similar laws relating to or affecting the rights of creditors generally, the terms of this Agreement, as well as limitations imposed by general principles of equity.

     D. Purchase Entirely for Own Account. This Agreement is made with the Company in reliance upon the Company's representation to the Purchaser that (a) the NaviSite Shares to be


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received by the Company will be acquired for investment for such entity's own account, and not with a view to the resale or distribution of any part thereof, and (b) the Company has no present intention of selling, granting any participation in, or otherwise distributing the same, except, in the case of (a) and (b) of this Section, as permitted by the Act, including possibly providing the stockholders of the Company their respective pro rata share of such stock.

     E. Restricted Securities. The Company understands that the NaviSite Shares are characterized as "restricted securities" under the Federal securities laws and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances.

     F. No Breach or Conflict. Neither the execution of this Agreement by the Company nor the performance of the obligations of the Company hereunder, nor any action by the Company contemplated by this Agreement, conflicts with, constitutes grounds for termination of, or constitutes a default under or gives rise to any increased liability or acceleration of payment under, any promissory note, indenture, material agreement, material contract, material license, material lease, instrument or material commitment to which the Company or CBTM is a party or by which it may be bound, or conflicts with that party's Articles of Incorporation or Bylaws or will result in creation of any lien, security interest encumbrances or other charge on CBTM's capital stock, the CBTM Shares or the assets of CBTM. The consummation of the transaction contemplated by this Agreement will not result in any material adverse change in the business or operations of CBTM.

     G. Compliance With Laws. The Company has complied with all laws, regulations and orders applicable to the transfer of the CBTM Shares to Purchaser and to the operation of its business where the failure to so comply would have a material adverse effect on the business or operations of CBTM or the CBTM Shares, including properly qualifying to do business with the Secretary of State in each state where the ownership of property or conduct of business of CBTM requires such qualification, and has not received any written or oral notification thereof to the contrary. CBTM has complied with all laws (including rules and regulations thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning the environment, public health and safety, and employee health and safety, in each case where failure to comply would have a material adverse effect on the operations, business or assets of CBTM.

     H. Officer and Directors. The following is a true and complete list of all of the directors and officers of CBTM:

Arthur Becker               Director

Mark Lambourne              Director, President, Chief Financial
                            Officer/Treasurer and Secretary

Gabriel Ruhan               Director and Vice President

     I. The Company is the sole shareholder of all issued and outstanding shares of capital stock of CBTM.

     J. No Litigation. There is no suit, action, claim, investigation or inquiry by any Governmental or Regulatory Authority, and no legal, administrative or arbitration proceeding is


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pending or, to the knowledge of the Company, threatened against the Company with respect to the execution, delivery and performance of this Agreement or the transactions contemplated hereby.

     K. No Undisclosed Liabilities. CBTM does not have any material liabilities or obligations, absolute, accrued, contingent or otherwise, which have not been reflected in the Financial Statements, other than (i) liabilities incurred in the ordinary course of business since the date thereof, and (ii) contractual and other liabilities that would not reasonably be required by GAAP to be reflected on a balance sheet.

     L. Tax Matters. CBTM and the Company have each filed with appropriate governmental agencies all tax returns required to be filed with such agencies and is not delinquent with respect to any such filing. The Company and CBTM have paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to such returns and all assessments, fees and charges claimed to be due by all federal, state, local and other taxing authorities under the laws as in effect as of the Closing.

     M. Financial Statements. The Financial Statements (including the notes) of CBTM, attached hereto as Schedule 3M, fairly present the financial condition and the results of operations, changes in stockholders' equity and cash flow of CBTM as at the respective dates of and for the respective periods referred to in such Financial Statements, all in accordance with United States generally accepted accounting principles. The Financial Statements are currently being audited and reviewed by independent public accountants, and to the best of the knowledge of CBTM, the independent auditors have not identified any issues in the Financial Statements that would lead CBTM to expect that the audited Financial Statements will vary materially from those attached hereto. The audited Financial Statements including the auditors notes thereto shall be delivered to Purchaser no later than sixty (60) days following the Closing.

             ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF PURCHASER

     As a material inducement to the Company to enter into this agreement, the Purchaser represents and warrants to the Company as of this date and as of the
Closing:

     A. Organization and Corporate Power. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own its properties and to carry on its business as now conducted and presently proposed to be conducted. The Purchaser shall have delivered to the Company a copy of the resolutions of its Board of Directors, authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, certified by its Secretary. The Company has been supplied with true and accurate copies of the Purchaser's Articles of Incorporation and Bylaws.

     B. NaviSite Shares. The NaviSite Shares have been duly authorized, and, when issued to the Company, will be duly and validly issued, fully paid and non-assessable.

     C. Authorization. The execution, delivery and performance of this Agreement have been duly authorized by all requisite corporate action of the Purchaser. The Purchaser has all


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requisite corporate authority to perform all of its obligations under this
Agreement. This Agreement constitutes a valid and binding obligation of the Purchaser enforceable against Purchaser in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganizations and other similar laws relating to or affecting the rights of creditors generally, the terms of this Agreement, as well as limitations imposed by general principles of equity.

     D. Capitalization. (1) The authorized capital stock of the Purchaser consists of (i) 395,000,000 shares of common stock, par value $0.01 (the "Common Shares"), of which 180,806,461 shares are issued and outstanding, and (ii) 5,000,000 shares of preferred stock, par value $0.01, none of which are issued and outstanding. Effective as of the Closing Date, 8,519,676 additional Common Shares will be issued to the Company.

        (2) All of the issued and outstanding shares of capital stock of the Purchaser have been offered, issued and sold by the Purchaser in compliance with all applicable federal and state securities laws.

     E. Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon Purchaser's representation to the Company that (a) the CBTM Shares to be received by the Purchaser will be acquired for investment for such entity's own account, and not with a view to the resale or distribution of any part thereof, and (b) the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same, except, in the case of (a) and (b) of this Section, as permitted by the Act.

     F. Restricted Securities. The Purchaser understands that the CBTM Shares are characterized as "restricted securities" under the Federal securities laws and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances.

     G. No Breach or Conflict. Neither the execution of this Agreement by Purchaser nor the performance of its obligations hereunder, nor any action taken by it contemplated by this Agreement, conflicts with, constitutes grounds for termination of, or constitutes a default under or gives rise to any increased liability or acceleration of payment under, any promissory note, indenture, material agreement, material contract, material license, material lease, material instrument or material commitment to which the Purchaser is a party or by which it may be bound or conflicts with the Purchaser's Articles of Incorporation or Bylaws or will result in creation of any lien, security interest encumbrances or other charge on the Purchaser's capital stock or assets. The consummation of the transactions contemplated by this Agreement will not directly cause any material adverse change in the business or operations of the Purchaser.

     H. No Litigation. There is no suit, action, claim, investigation or inquiry by any Governmental or Regulatory Authority, and no legal, administrative or arbitration proceeding is pending or, to the knowledge of the Purchaser, threatened against the Purchaser with respect to the execution, delivery and performance of this Agreement or the transactions contemplated hereby.

     I. Compliance With Laws. The Purchaser has complied with all laws, regulations and orders applicable to the operation of its business, where the failure to so comply would have


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a material adverse effect on the business or operations of the Purchaser including properly qualifying to do business with the Secretary of State in each state where the ownership of property or conduct of business of the Purchaser requires such qualification, and has not received any written or oral notification thereof to the contrary. The Purchaser has complied with all laws (including rules and regulations thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning the environment, public health and safety, and employee health and safety, in each case where failure to comply would have a material adverse effect on operations, business or assets of the Purchaser.

     J. No Undisclosed Liabilities. Purchaser does not have any material liabilities or obligations, absolute, accrued, contingent or otherwise, which have not been reflected in the Financial Statements, other than (i) liabilities incurred in the ordinary course of business since the date thereof, and (ii) contractual and other liabilities that would not reasonably be required by GAAP to be reflected on a balance sheet.

     K. Tax Matters. The Purchaser has filed with appropriate governmental agencies all tax returns required to be filed with such agencies and is not delinquent with respect to any such filing. The Purchaser has paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to such returns and all assessments, fees and charges claimed to be due by all federal, state, local and other taxing authorities under the laws as in effect as of the Closing.

     L. Financial Statements. The Financial Statements of the Purchaser fairly present the financial condition and the results of operations, changes in stockholders' equity and cash flow of the Purchaser as at the respective dates of and for the respective periods referred to in such Financial Statements, all in accordance with generally accepted accounting principles. The Financial Statements of Purchaser have been audited and reviewed by independent public accountants and have been prepared in accordance with United States generally accepted accounting principles in effect from time to time.

                            ARTICLE 5 MISCELLANEOUS

     A. Remedies. Each party to this Agreement will have the rights and remedies set forth in this Agreement, and all rights and remedies which such parties have been granted at any time under any other agreement or contract and all of the rights which such parties have under any law. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of the Agreement and to exercise all other rights granted by law.

     B. Survival of Representations and Warranties. All representations and warranties and all indemnity provisions contained in this Agreement shall survive the execution and delivery of this Agreement for one (1) year, regardless of any investigation made by the Buyer or the Shareholders or on their behalf.

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     C. Entire Agreement. This Agreement (together with the exhibits and schedules hereto) contains all of the terms and conditions agreed upon by the parties hereto with reference to the subject matter hereof with regard to such subject matter. No other agreements not specifically referred to herein, oral or otherwise, shall be deemed to exist or to bind any of the parties hereto with regard to such subject matter. No officer or employee of any party has any authority to make any representation or promise not contained in this Agreement, and each of the parties hereto agrees that it has not executed this Agreement in reliance upon any such representation or promise.

     D. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     E. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

     F. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto will be governed by the internal law, without reference to the law of conflicts, of the Commonwealth of Massachusetts.

     G. Notice. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally or one day after placed with a nationally known overnight delivery service or mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient.

     H. Amendment. This Agreement may not be changed, amended, terminated or superseded orally, nor may any of the provisions hereof be waived orally, but only by an instrument in writing, signed in each case by an authorized officer of Company and the Purchaser.


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     IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be duly executed and delivered on the date set forth below but intending for all purposes to evidence a formation agreed to and effective as of the date first written above.

                                       CLEARBLUE TECHNOLOGIES, INC.

                                        By: /s/ Arthur Becker
                                           -------------------------------------
                                           Name:  Arthur Becker
                                           Title: Vice President

                                        NAVISITE, INC.

                                        By: /s/ Kevin H. Lo
                                           -------------------------------------
                                           Name:  Kevin H. Lo
                                           Title: CFO

Clearblue Technologies Management, Inc. has executed this Stock Purchase Agreement solely with respect to Article 3.

CLEARBLUE TECHNOLOGIES MANAGEMENT, INC.

By: /s/ Andrew Ruhan
    --------------------------------
    Name:
    Title:

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